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                                                                    EXHIBIT 99.1

       ProxyMed, Inc. Announces Appointment of Doug O'Dowd as Interim CFO
               GREGG EISENHAUER TO PURSUE NEW BUSINESS OPPORTUNITY

ATLANTA, GA (BUSINESS WIRE) -- August 15, 2005 - ProxyMed (Nasdaq: PILL), a leading provider of healthcare transaction processing and medical cost containment services, today announced that Douglas O'Dowd, ProxyMed's Vice-President and Corporate Controller, has been appointed Interim Chief Financial Officer to replace Gregg Eisenhauer. Mr. Eisenhauer is resigning as ProxyMed's CFO to pursue a new business opportunity.

Kevin McNamara, Chairman of the Board of Directors, commenting on the announcement, said, "The Board of Directors would like to thank Gregg and wish him well in his new assignment. Doug is well-qualified to assume the responsibilities of CFO and we are pleased that he will be stepping into the role."

Mr. O'Dowd began his career at Deloitte and Touche, where he became a Senior Accountant and CPA. Prior to joining ProxyMed in 2002, he served as CFO at NexTrade Holdings, Inc. Before that, Mr. O'Dowd was the Corporate Controller for JLM Industries, where he led the company's initial public offering. He has served on the Board of Directors of the American Diabetes Association of Greater Tampa Bay and received his Master's and Bachelor of Science degrees in accounting from the University of Florida.

"Doug brings strong finance and management experience to this position, which will be instrumental in helping to drive the next stage of ProxyMed's growth strategy," said John Lettko, Chief Executive Officer at ProxyMed. "We believe his knowledge of the company, proficiency in finance and accounting, and leadership ability make Doug a natural fit as ProxyMed's interim CFO."


ABOUT PROXYMED, INC.

ProxyMed provides connectivity, medical cost containment services, business process outsourcing solutions and related value-added products to physicians, payers, pharmacies, medical laboratories, and other healthcare providers and suppliers. ProxyMed's services support a broad range of both financial and clinical transactions, and we are HIPAA certified through Edifecs. To facilitate these services, ProxyMed operates Phoenix(TM), our secure national electronic information platform, which provides physicians and other primary care providers with direct connectivity to payers, chain and independent pharmacies and clinical laboratories.

For more information about ProxyMed, please visit the company's website at http://www.proxymed.com

FORWARD-LOOKING STATEMENT

ProxyMed cautions that any forward-looking statements contained in this document are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from


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such statements. Some of these factors are described in the Safe Harbor statement below. Except for the historical information contained herein, the matters discussed in this document may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. While these statements reflect our current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors. In particular, no assurances can be given regarding the success or future abilities of the Company's Interim Chief Financial Officer or any Company executive. For further cautions about the risks of investing in ProxyMed, we refer you to the documents the Company files from time to time with the Securities and Exchange Commission, particularly the Company's Form 10-K/A for the year ended December 31, 2004, and Form 10-Q for the fiscal quarter ending June 30, 2005. The Company is not undertaking to update this press release. Although this release may remain available on the Company's website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

SOURCE: ProxyMed, Inc.